EXHIBIT 11.0

(Page 1 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND

COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	(Unaudited) For the Three Months Ended		(Unaudited) For the Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
BASIC
Income from continuing operations	$270,031	$253,321	$323,766	$268,948
Gain from discontinued operations	—	27,253	—	27,253
Cumulative effect of change in accounting principles	—	—	—	(252,194)

Net income applicable to common shares	$270,031	$280,574	$323,766	$44,007

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	439,315	436,959	439,107	435,263

Income (Loss) Per Common Share – Basic
Income from continuing operations	$0.61	$0.58	$0.74	$0.62
Gain from discontinued operations	—	0.06	—	0.06
Cumulative effect of change in accounting principles	—	—	—	(0.58)

Net income per common share	$0.61	$0.64	$0.74	$0.10

EXHIBIT 11.0

(Page 2 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME (LOSS) PER COMMON AND

COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	(Unaudited) For the Three Months Ended		(Unaudited) For the Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
DILUTED
Income from continuing operations	$270,031	$253,321	$323,766	$268,948
Gain from discontinued operations	—	27,253	—	27,253
Cumulative effect of change in accounting principles	—	—	—	(252,194)

Net income applicable to common shares	$270,031	$280,574	$323,766	$44,007

Applicable Shares for Computation of Income (Loss) per Share:
Weighted average common shares outstanding	439,315	436,959	439,107	435,263
Weighted average common equivalent shares arising from:
Dilutive stock options	4,689	5,192	5,425	5,511
Stock subscription warrants	—	—	—	196

Weighted average number of common and common equivalent shares	444,004	442,151	444,532	440,970

Income (Loss) Per Common Share – Diluted
Income from continuing operations	$0.61	$0.57	$0.73	$0.61
Gain from discontinued operations	—	0.06	—	0.06
Cumulative effect of change in accounting principles	—	—	—	(0.57)

Net income per common share	$0.61	$0.63	$0.73	$0.10